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                                                                      EXHIBIT 99

Thursday, June 1, 8:00 a.m. Eastern Time
Company Press Release

SBC, PRODIGY COMPLETE TRANSACTION TO JOIN CONSUMER,
SMALL BUSINESS INTERNET OPERATIONS

Prodigy Now America's No. 1 DSL Broadband Consumer ISP, Committed to Accelerating Next-Generation Broadband-Powered Content, Services

San Antonio, Texas, and White Plains, N.Y., June 1, 2000 - SBC Communications Inc. (NYSE: SBC) and Prodigy Communications Corporation (NASDAQ: PRGYA) today completed the transaction to combine their consumer and small business Internet operations, making Prodigy the nation's largest provider of retail DSL broadband Internet access to consumers and small businesses. The agreement also better positions Prodigy to lead the fastest-growing market for ISPs: broadband access and broadband-enabled content and applications.

The deal close follows approval by the boards of both companies, regulatory authorities and Prodigy shareholders, including Prodigy's principal stockholders, Telefonos de Mexico (Telmex) and Carso Global Telecom.

The strategic alliance will help both SBC and Prodigy achieve significant growth objectives in the fast-growing Internet and data communications space. Beginning in July, Prodigy will assume management of SBC Internet Services (SBCIS) dial-up, ISDN and Basic DSL Internet Service customers, increasing its total managed customer base to more than 2.4 million* and sealing its position as the nation's third largest ISP. At the end of Q1 2000, SBCIS had 703,000 dial-up, ISDN and Basic DSL Internet Service customers. Of this number, 137,000** were Basic DSL Internet Service subscribers, making Prodigy the No. 1 DSL broadband ISP in the nation. SBCIS will continue to manage Enhanced DSL Internet Service customers.

In addition, Prodigy will become SBC's exclusive retail consumer and small business ISP marketed by SBC in its13-state service area. In early July, SBC will begin marketing a co-branded Internet service - called "Prodigy Internet with SBC" - through its extensive marketing channels. SBC has committed to delivering a minimum 1.2 million additional new subscribers to Prodigy over the next three years.

SBC now has approximately 43 percent indirect ownership stake in Prodigy and has appointed three seats on Prodigy's now-expanded nine-member board of directors, giving it a strategic role in the leadership of a top-tier, independent ISP. SBC also will become Prodigy's preferred provider for telecommunications services, with the ability to offer integrated packages of services including Electronic Yellow Page directories and other telephone services.

Importantly, the deal leverages SBC's $6 billion Project Pronto investment to make super-fast, always-available DSL service available to 80 percent of the population in its 13-state service area at even faster speeds. Through SBC's DSL-ISP Partnership Program, Prodigy is marketing SBC's
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DSL service and has agreed to make DSL its preferred broadband offering, including in regions where SBC currently does not offer service.

The deal will enable Prodigy to be better positioned than most other national ISPs to meet and grow demand for super-fast, always-available DSL and dial-up Internet access, and achieve the scope and scale to more quickly offer next-generation, broadband-powered content and emerging services. The two companies will jointly coordinate research, product development and marketing efforts to provide best-of-breed consumer and small business services while leveraging each company's key strengths. Also, the companies will focus on a strategy built around how customers use the Internet today - and how they will use it in the future with high-speed access.

"This alliance moves Prodigy into the lead position in the broadband playing field, with DSL clearly defining the strategic focus for our future growth," said Samer Salameh, Prodigy chairman and CEO. "The combination of SBC's geographic coverage with Prodigy's powerful national presence will make Prodigy the 'place to go' for high-speed Internet access, giving Prodigy members an unparalleled Internet experience."

"Today marks another significant milestone in SBC's strategy to become the premier provider of data communications and Internet services - and the nation's leading provider of DSL," said Charles Roesslein, President SBC-Prodigy Transition. "This alliance allows us to reach potentially millions of new customers through Prodigy's national marketing channels, leverages our $6 billion Project Pronto investment to make DSL near-ubiquitous in our service area, and importantly, gives us a vehicle for future growth in the ISP market."

While the deal calls for SBC to transfer customer management to Prodigy, SBC's Internet customers will see no change in the immediate future, although longer term, they will see significant benefits and enhancements to their Internet experience. Beginning in July and continuing through the end of the year, SBC customers will transition to Prodigy on a region-by-region basis.*** Until the transition, customers will continue to access the Internet, contact the help desk, use e-mail and pay for their service as they do today. When they transition, SBC customers will receive the benefits they currently enjoy from SBC plus new features from Prodigy including Prodigy Instant Messaging; Prodigy Chat; Prodigy Online Communities; Prodigy en espanol, the country's first fully bilingual Internet service; and Prodigy MailLink, free worldwide e-mail access from any computer.

"Our goal is to ensure a seamless transition for our customers," said Roesslein. "Once customers begin receiving 'Prodigy Internet with SBC,' they'll have significant new features such as instant messaging, chat and nationwide roaming. In the near future, they'll benefit from an enhanced online experience as the new Prodigy is better positioned to accelerate the delivery of emerging broadband-powered services."

SBC's Southwestern Bell, SNET, Pacific Bell, Nevada Bell and Ameritech customers may visit their respective Internet sites for ongoing information and details about the transition.
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SBC also plans to begin selling Prodigy service throughout its robust marketing channels beginning in early July on a region-by-region basis. All new subscribers acquired by SBC will become Prodigy Internet customers immediately and be billed directly by Prodigy.

SBC's dedicated access, Enhanced DSL Internet Service, virtual private networks, web hosting and eMessage customers will continue to be served by SBC's existing Internet subsidiary, which also will serve as Prodigy's preferred provider for network design, management, monitoring and provisioning for its dial-up and DSL network and access to the Internet backbone.

SBC's local presence in nine of the country's top 10 U.S. Latino population centers, covering more than 60 percent of all U.S. Latinos, will provide a significant opportunity for SBC's Latino consumers to take advantage of Prodigy en espanol, the country's first fully bilingual Internet service featuring a real-time English and Spanish home page.

To implement the agreement, Prodigy Communications Corporation contributed its assets and liabilities to a new limited partnership, to be operated under the brand name Prodigy, which has been formed to operate Prodigy's business. SBC has contracted with and contributed certain assets to this operating partnership to make the commitments described above. This operating partnership now is initially owned approximately 57 percent by Prodigy and 43 percent by SBC. SBC has the right to convert its interest in the operating partnership into a direct equity interest in Prodigy. Current stockholders of Prodigy Communications Corporation remain stockholders of Prodigy, but all outstanding Prodigy Common Stock has been reclassified into Prodigy Class A Common Stock in order to implement the SBC transaction. The Prodigy Class A Common Stock is listed on the Nasdaq National Market and will temporarily trade under the symbol PRGYA. The change in trading symbol, made by Nasdaq in accordance with its trading regulations, is intended to alert investors to a significant change in the trading of a company's securities. Prodigy's trading symbol is expected to revert to PRGY after approximately 20 trading days.

*Prodigy's total managed customer base of over 2.4 million includes SBC's current consumer dial-up, ISDN and basic DSL Internet access customers, as well the approximately 200,000 customers of Prodigy's just-completed acquisition of Texas-based ISP FlashNet.

**The 137,000 SBCIS Basic DSL Internet Service customers were included in SBC's 1Q report of 201,000 DSL customers which also included Enhanced DSL Internet Service customers as well as DSL lines sold wholesale to other ISPs in the SBC region.

***SBC Internet Services customers are targeted to transition to Prodigy during the second half of the year.

Prodigy Communications Corporation (www.prodigy.com) is one of country's largest Internet service providers delivering fast and reliable Internet access and user-friendly Internet-based products, services and information resources to help its members untap the potential of the Internet to improve their lives. Prodigy utilizes a nationwide network covering more than 850 cities in all 50 states allowing more than 90% of the United States population to access the Prodigy Internet(R) . Prodigy tailors its services and technology to three fast-growing Internet
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markets: consumers, small business owners and the U.S. Hispanic population.
Prodigy Internet(R) features best-of-breed content, Prodigy Instant Messaging, Prodigy Chat, Prodigy Online Communities combined with the accessibility and freedom of direct access to the World Wide Web for all users. Prodigy Biz Corporation, a division of Prodigy, offers a powerful suite of specially designed Internet products and services for small business owners. Prodigy(R) en espanol, is the nation's first-ever, fully-bilingual Spanish/English-language Internet service created especially for the U.S. Spanish-speaking population.

SBC Communications Inc. (www.sbc.com) is a global communications leader. Through its subsidiaries' trusted brands - Southwestern Bell, Ameritech, Pacific Bell, SBC Telecom, Nevada Bell, SNET and Cellular One - and world-class network, SBC's subsidiaries provide local and long-distance phone service, wireless and data communications, paging, high-speed Internet access and messaging, cable and satellite television, security services and telecommunications equipment, as well as directory advertising and publishing. In the United States, the company currently has 94.1 million voice grade equivalent lines, 11.7 million wireless customers and is undertaking a national expansion program that will bring SBC service to an additional 30 markets. Internationally, SBC has telecommunications investments in 22 countries. With more than 208,000 employees, SBC is the 13th largest employer in the U.S., with annual revenues that rank it among the largest Fortune 500 companies.

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in SBC and Prodigy filings with the Securities and Exchange Commission. SBC and Prodigy disclaim any obligation to update or revise statements contained in this news release based on new information or otherwise.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this news release which are not historical fact, such as forward-looking statements concerning future financial performance and growth, involve a number of risks and uncertainties. Although Prodigy believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the intense competition in Prodigy's industry; subscriber turnover; the challenges of integrating the Internet businesses of Prodigy and SBC as contemplated by the agreements completed today; possible disruption in network services or in other services provided to Prodigy by third parties; the possible unavailability of sufficient financing to Prodigy as needed; and the possible loss of Prodigy's distribution relationships; as well as the risk factors detailed from time to time in Prodigy's periodic reports and registration statements filed with the Securities and Exchange Commission. Prodigy disclaims any intent or obligation to update any forward-looking statements.